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                                                                Exhibit 99.01


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          CARDINAL HEALTH
          7000 Cardinal Place
          Dublin,OH 43017

          www.cardinalhealth.com

                                                         FOR IMMEDIATE RELEASE

         CONTACTS:

  Media:  Jim Mazzola                     Investors:  Jason Strohm
          (614) 757-3690                              (614) 757-7542
          jim.mazzola@cardinal.com                    jason.strohm@cardinal.com


          CARDINAL HEALTH CHAIRMAN REVIEWS FISCAL 2005, LOOKS TO FUTURE
                         AT ANNUAL SHAREHOLDERS' MEETING

                      Shareholders Approve Three Proposals

DUBLIN, OHIO, NOV. 2, 2005 -- At the annual meeting of Cardinal Health's shareholders today, Chairman and Chief Executive Robert D. Walter highlighted the company's improved performance during the second half of fiscal 2005 and outlined its strategy to deliver even greater value to customers through integrated offerings that help solve some of the most pressing issues in health care.

"Fiscal 2005 will be remembered as a year in which Cardinal Health faced challenges and emerged as a stronger, more focused company--one better positioned to deliver greater value to customers and shareholders," Walter said. "The health-care industry is searching for innovative solutions that make medicine more effective, patient outcomes more predictable and supply chains more efficient. This is what Cardinal Health does best, and how we are increasingly differentiating the company from competitors."

Cardinal Health shareholders also approved the three proposals on the agenda for the meeting:

o BOARD ELECTIONS: Current directors J. Michael Losh, John B. McCoy, Michael D. O'Halleran, Jean G. Spaulding and Matthew D. Walter were elected to serve another three-year term;

o LONG-TERM INCENTIVE PLAN: Shareholders approved the company's long-term incentive plan, which enables Cardinal Health to continue to grant equity awards as part of its competitive compensation program.

o ANNUAL ELECTION OF DIRECTORS: Cardinal Health will phase out the "staggered" or "classified" election of its directors beginning at the company's 2006 Annual Meeting. The company believes that the annual election of directors will have the effect of increasing the Board's accountability to shareholders and further advance its goal of ensuring sound corporate governance.



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CARDINAL HEALTH CHAIRMAN REVIEWS FISCAL 2005, LOOKS TO FUTURE AT
ANNUAL SHAREHOLDERS' MEETING
PAGE 2

In addition, the board of directors today elected a new director, Calvin Darden, a retired executive of United Parcel Service, who also serves on the boards of Target Corporation and Coca-Cola Enterprises. The board also declared the company's 85th consecutive dividend, which will be $0.06 per common share and paid out on January 15, 2006 to shareholders of record as of January 1, 2006.

FISCAL 2005 HIGHLIGHTS
In his Chairman's Report delivered during the meeting, Mr. Walter highlighted a number of fiscal 2005 accomplishments, including:

o Strong demand for the company's market-leading products and services, with revenue for the full year increasing 15 percent to $74.9 billion.

o Operating earnings of nearly $1.8 billion, and more than $2 billion excluding special items.*

o Leading the industry in reaching new "fee-for-service" distribution agreements with more than 100 of the world's most important pharmaceutical companies.

o        Successfully integrating its $2 billion acquisition of Alaris Medical
         Systems.

o Making substantial progress in strengthening its controls, compliance and governance practices.

o Implementing its One Cardinal Health program designed to better align company operations and deliver more integrated solutions for its health-care provider customers.

o Generating significant cash flow totaling nearly $2.9 billion from operations -- giving the company enormous strategic flexibility and the resources to continue investing for the future.

ABOUT CARDINAL HEALTH

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $75 billion, global company serving the health-care industry with a broad portfolio of products and services. Through its diverse offering, Cardinal Health delivers integrated health-care solutions that help customers reduce their costs, improve efficiency and deliver better care to patients. The company manufactures, packages and distributes pharmaceuticals and medical supplies, offers a range of clinical services and develops automation products that improve the management and delivery of supplies and medication for hospitals, physician offices and pharmacies. Ranked No. 16 on the Fortune 500, Cardinal Health employs more than 55,000 people on six continents. More information about the company may be found at www.cardinalhealth.com.


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* Special items for fiscal 2005 were $264 million

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of organizational changes and the integration of acquired businesses; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing its global restructuring program, including facility rationalizations; difficulties in opening new facilities or fully utilizing existing capacity; difficulties and uncertainties associated with business model transitions; and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.